                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-3 of Gothic Energy Corporation (File No. 333-23239) of our report dated April 30, 1997 on our audit of the historical schedule of gross revenues and direct operating expenses of the Norse and Horizon Properties for the year ended December 31, 1996, which report is included in this Form 8-K/A.



COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
April 30, 1997